EXHIBIT 23

Child, Sullivan & Company

A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284   W.  Flint   Meadow   Dr., Suite D, Kaysville, UT 84037                                 PHONE: (801) 927-1337  FAX: (801) 927-1344

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this annual report on Form 10-KSB (File No. 333-86830) of our report dated March 26, 2004 on our audits of the financial statements of Electric Aquagenics Unlimited, Inc., as of December 31, 2003 and for the year ended December 31, 2003.

Child, Sullivan & Company

Child, Sullivan & Company

Kaysville, Utah

April 13, 2005